UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K/A
CURRENT REPORT
(Amendment No. 1)

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 6, 2008

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Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

103 Foulk Road, Suite 205Q
Wilmington, DE	19803
(Address of principal	(Zip code)
executive offices)

Registrant's telephone number, including area code: (302) 691-6189

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On March 11, 2008, Lyris, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to disclose, among other things, that the Company and certain of its subsidiaries had entered into an Amended and Restated Credit Agreement (the “New Credit Agreement”) with Comerica Bank (the “Bank”). The Company has since discovered that the version of the New Credit Agreement filed as Exhibit 10.1 to the Original Form 8-K did not contain all of the final terms agreed to between the Company and the Bank. This Amendment No. 1 is being filed for the sole purpose of amending the Original Form 8-K in order to file, as Exhibit 10.1 hereto, the correct version of the New Credit Agreement containing all of the terms agreed to by the parties, which will replace the version of the New Credit Agreement filed as an exhibit to the Original Form 8-K. Except as set forth herein, this amendment does not modify or update in any way the disclosures contained in the Original Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Amended and Restated Credit Agreement, dated March 6, 2008, by and among Comerica Bank, Lyris, Inc., Lyris Technologies, Inc. and Commodore Resources (Nevada), Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYRIS, INC.

By:	/s/Luis Rivera
Name:	Luis Rivera
Title:	Chief Executive Officer

Date: April 3, 2008